Exhibit 99.4

CHIPPAC, INC. PROXY

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD             , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Dennis P. McKenna, Robert Krakauer, and Patricia H. McCall, and each or any of them, proxies of the undersigned (“Proxy Representatives”), with full power of substitution, to vote all of the shares of ChipPAC, Inc., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Special Meeting to be held at 47400 Kato Road, Fremont, California 94538 at              (Pacific Time) on                     , 2004 or at any adjournment or postponement thereof, as shown on the voting side of this card.

(Continued and to be signed on the reverse side)

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE.         ☒

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted “FOR” the proposal.

1.	Approval and adoption of the Agreement and Plan of Merger and Reorganization, dated as of February 10, 2004 (the “Merger Agreement”), among ST Assembly Test Services Ltd, the Company, and Camelot Merger, Inc., a newly formed, wholly owned subsidiary of ST Assembly Test Services Ltd, and approval of the proposed merger (the “Merger”) of Camelot Merger, Inc. with and into ChipPAC, as contemplated by the Merger Agreement.

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

2.	In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND TO APPROVE THE PROPOSED MERGER.

This proxy should be dated and signed by the stockholder exactly as the stockholder’s name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature(s) of Stockholder(s)	Date

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐